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                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                       OF

                  CHANCELLOR MEDIA CORPORATION OF LOS ANGELES,
                             A DELAWARE CORPORATION,
                   CAPSTAR RADIO BROADCASTING PARTNERS, INC.,
                             A DELAWARE CORPORATION,
                                       AND
                            SBI HOLDING CORPORATION,
                             A DELAWARE CORPORATION,

                                      INTO

                          CAPSTAR COMMUNICATIONS, INC.,
                             A DELAWARE CORPORATION

                          DATED AS OF NOVEMBER 19, 1999


         Pursuant to the provisions of Section 251 of the Delaware General Corporation Law (the "DGCL"), Chancellor Media Corporation of Los Angeles, a Delaware corporation ("CMCLA"), Capstar Radio Broadcasting Partners, Inc., a Delaware corporation ("Capstar Radio"), and SBI Holding Corporation, a Delaware corporation ("SBI") (collectively, the "Merged Corporations"), and Capstar Communications, Inc., a Delaware corporation ("CCI" and, together with the Merged Corporations, the "Constituent Corporations"), enter into this Agreement and Plan of Merger (the "Agreement") for the purpose of merging the Merged Corporations with and into CCI.

         Therefore, the parties agree to the following plan of merger (the "Plan of Merger"):


                                 PLAN OF MERGER

         1. The Merger. The Merged Corporations shall merge (the "Merger") with and into CCI in accordance with the provisions of the DGCL. At the Effective Date (as defined below), the separate existence of the Merged Corporations shall cease to exist, and CCI shall continue in existence as the surviving corporation of the Merger (the "Surviving Corporation") pursuant to the provisions of the DGCL.

         2. Effect of Merger. At the Effective Date, all of the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets and obligations of every kind and description of the Merged Corporations shall be transferred to, vested in and devolve upon the Surviving Corporation without further act or deed, and all property, rights, obligations and every other interest of CCI and the Merged Corporations shall be as effectively the property of the Surviving Corporation as they were of CCI and the Merged Corporations, respectively; and CCI


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expressly agrees to assume and discharge, at the Effective Date, all of the liabilities and obligations of the Merged Corporations.

         3. Effective Date. The Merger shall become effective upon the filing of the certificate of merger with the Delaware Secretary of State, or at such later date specified in such certificate of merger (the "Effective Date").

         4. Effect on Capital Stock.

                  (i) Outstanding Capital Stock of CMCLA. Each share of common stock, $.01 par value, of CMCLA ("CMCLA Common Stock") issued and outstanding immediately prior to the Effective Date (other than shares of CMCLA Common Stock held as treasury shares by CMCLA) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of a validly issued, fully paid and nonassessable share of the common stock, $.01 par value, of the Surviving Corporation ("Surviving Corporation Common Stock").

                  (ii) Outstanding Capital Stock of Capstar Radio. Each share of common stock, $.01 par value, of Capstar Radio ("Capstar Radio Common Stock") issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist at the Effective Date.

                  (iii) Outstanding Capital Stock of SBI. Each share of common stock, $.01 par value, of SBI ("SBI Common Stock") issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist at the Effective Date.

                  (iv) Outstanding Capital Stock of CCI. Each share of common stock, $.01 par value, of CCI ("CCI Common Stock") issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist at the Effective Date. Each share of 12 5/8% Series E Cumulative Exchangeable Preferred Stock due October 31, 2006 of CCI issued and outstanding immediately prior to the Effective Date shall remain outstanding and shall be unaffected by the Merger.

                  (v) Treasury Shares. Each share of CMCLA Common Stock, Capstar Radio Common Stock, SBI Common Stock and CCI Common Stock which is held as a treasury share by CMCLA, Capstar Radio, SBI and CCI, respectively, immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of such persons, be canceled and retired and cease to exist at the Effective Date.

         5. Certificate of Incorporation. The Certificate of Incorporation of CCI in effect immediately prior to the Effective Date shall be the Certificate of Incorporation of the Surviving Corporation, except that Article I of such Certificate of Incorporation shall be amended and restated in its entirety so that said article shall be and read as follows:



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                                   "ARTICLE I
                                      NAME

                  The name of the Corporation is AMFM OPERATING INC. (the "Corporation")."

The Certificate of Incorporation of the Surviving Corporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the DGCL.

         6. Bylaws. The bylaws of CCI in effect immediately prior to the Effective Date shall be the bylaws of the Surviving Corporation and shall continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the DGCL.

         7. Directors and Officers. The directors and officers of CCI in office immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation, all of whom shall hold their directorships and offices until their successors are duly elected and qualified.

         8. Authorization. The officers of CCI are each hereby authorized and directed to cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Delaware, and to cause to be performed all necessary acts therein and elsewhere required or necessary to effectuate the Merger.

         9. Approval of Merger. The approval of this Agreement by each of the Merged Corporations and CCI was duly authorized by all actions required by the laws of Delaware and by their constituent documents.

         10. Termination. At any time prior to the Effective Date, notwithstanding the approval of this Agreement by the stockholders of all or any of the Constituent Corporations (the "Voting Parties"), this Agreement may be terminated by the board of directors of any Constituent Corporation.

         11. Amendment. The board of directors of any Constituent Corporation may amend this Agreement at any time prior to the Effective Date, provided that an amendment made subsequent to the adoption of the Agreement by the Voting Parties of any Constituent Corporation shall not (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares (or any class or series thereof) or other securities of such Constituent Corporation, (b) alter or change any term of the certificate of incorporation of the Surviving Corporation to be effected by the Merger, or (c) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of any class or series of such shares or other securities of such Constituent Corporation.

         12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any applicable conflicts of law.


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         13. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         14. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first written above.

                                           MERGED CORPORATIONS:

                                           CHANCELLOR MEDIA CORPORATION OF
                                           LOS ANGELES


                                           By: /s/ W. Schuyler Hansen
                                               --------------------------------
                                               W. Schuyler Hansen
                                               Senior Vice President and Chief
                                                 Accounting Officer


                                           CAPSTAR RADIO BROADCASTING
                                           PARTNERS, INC.


                                           By: /s/ W. Schuyler Hansen
                                               --------------------------------
                                               W. Schuyler Hansen
                                               Senior Vice President and Chief
                                                 Accounting Officer


                                           SBI HOLDING CORPORATION


                                           By: /s/ W. Schuyler Hansen
                                               --------------------------------
                                               W. Schuyler Hansen
                                               Senior Vice President and Chief
                                                  Accounting Officer


                                           CCI:

                                           CAPSTAR COMMUNICATIONS, INC.


                                           By: /s/ Kathy Archer
                                               --------------------------------
                                               Kathy Archer
                                               Senior Vice President and
                                                  Assistant Secretary


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         The undersigned Secretary or Assistant Secretary of CMCLA hereby certifies that the approval of this Agreement by CMCLA was duly authorized by unanimous approval of the stockholders of CMCLA and by all action required by the Delaware General Corporation Law and by its constituent documents.

                                           CHANCELLOR MEDIA CORPORATION OF
                                           LOS ANGELES


                                           By: /s/ Kevin Mischnick
                                               --------------------------------
                                               Kevin Mischnick
                                               Vice President-Finance and
                                                  Assistant Secretary


         The undersigned Secretary or Assistant Secretary of Capstar Radio hereby certifies that the approval of this Agreement by Capstar Radio was duly authorized by approval of the sole stockholder of Capstar Radio and by all action required by the Delaware General Corporation Law and by its constituent documents.

                                           CAPSTAR RADIO BROADCASTING
                                           PARTNERS, INC.


                                           By: /s/ Kevin Mischnick
                                               --------------------------------
                                               Kevin Mischnick
                                               Vice President and Assistant
                                                  Secretary


         The undersigned Secretary or Assistant Secretary of SBI hereby certifies that the approval of this Agreement by SBI was duly authorized by approval of the sole stockholder of SBI and by all action required by the Delaware General Corporation Law and by its constituent documents.

                                           SBI HOLDING CORPORATION


                                           By: /s/ Kevin Mischnick
                                               --------------------------------
                                               Kevin Mischnick
                                               Vice President and Assistant
                                                  Secretary


         The undersigned Secretary or Assistant Secretary of CCI hereby certifies that the approval of this Agreement by CCI was duly authorized by approval of the sole stockholder of CCI and by all action required by the Delaware General Corporation Law and by its constituent documents.

                                           CAPSTAR COMMUNICATIONS, INC.


                                           By: /s/ Kathy Archer
                                               --------------------------------
                                               Kathy Archer
                                               Senior Vice President and
                                                  Assistant Secretary

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